Exhibit 99.1

FOR IMMEDIATE RELEASE

HCP ANNOUNCES SECOND QUARTER 2008 RESULTS

HIGHLIGHTS

•    Tenet hospital portfolio restructured

•    Raised $1.3 billion through asset dispositions and financing transactions

•    2008 FFO guidance raised to $2.27 – $2.35 per diluted common share and EPS guidance changed to $2.01 –  $2.29 per diluted common share

LONG BEACH, CA, August 4, 2008 – HCP (the “Company” or “we”) (NYSE:HCP) announced results for the quarter ended June 30, 2008.  Funds from operations (“FFO”) applicable to common shares was $119.7 million, or $0.51 per diluted share of common stock, for the quarter ended June 30, 2008, compared to FFO applicable to common shares of $120.4 million, or $0.58 per diluted share of common stock, in the year ago period.

FFO applicable to common shares for the quarter ended June 30, 2008 includes the impact of i) impairments of $0.04 per diluted share of common stock; ii) a write down in the carrying value of marketable securities of $0.01 per diluted share of common stock; and iii) an ineffectiveness charge of $0.01 per diluted share of common stock relating to the settlement of two forward-starting swaps.  FFO applicable to common shares for the quarter ended June 30, 2007 includes the impact of i) gains from the sale of marketable securities of $0.02 per diluted share of common stock; and ii) straight-line rental income of $0.03 per diluted share of common stock resulting from our change in estimate related to the collectibility of straight-line rental income from Emeritus Corporation. FFO applicable to common shares for the quarters ended June 30, 2008 and 2007, include the impact of merger-related charges of less than $0.01 per diluted share of common stock in each period.  FFO is a supplemental non-GAAP financial measure that the Company believes is helpful in evaluating the operating performance of real estate investment trusts.

Net income applicable to common shares for the quarter ended June 30, 2008 was $227.0 million, or $0.96 per diluted share of common stock, compared to net income applicable to common shares of $66.0 million, or $0.32 per diluted share of common stock, in the year ago period. Net income applicable to common shares for the quarter ended June 30, 2008 includes gain on sales of real estate of $190.3 million, compared to gains on sales of real estate and real estate interest of $12.2 million in the year ago period.

INVESTMENT TRANSACTIONS

During the quarter ended June 30, 2008, we sold assets valued at $496 million, which included the sale of 40 properties for $483 million and other investments for $13 million. These sales were made from the following segments: (i) 65% hospital, (ii) 17% medical office, (iii) 14% skilled nursing, and (iv) 4% senior housing. During the quarter ended June 30, 2008, we funded construction and other capital projects aggregating $43 million, primarily in our life science and medical office segments.

Asset sales for the quarter ended June 30, 2008 include the sale of $11 million of marketable debt securities, which resulted in a gain of approximately $0.7 million, or less than $0.01 per diluted share of common stock, compared to the sale of $49 million of marketable debt securities during the quarter ended June 30, 2007, which resulted in a gain of approximately $3.9 million, or $0.02 per diluted share of common stock.

FINANCING TRANSACTIONS

In April 2008, in connection with HCP’s addition to the S&P 500 Index, we issued 17 million shares of our common stock. We received approximately $560 million of net proceeds, which were used to repay a portion of our outstanding indebtedness under our revolving line of credit facility.

In May 2008, we placed seven-year mortgage financing on 21 of our senior housing assets. The assets are cross-collateralized and the debt has a fixed interest rate of 5.83%. We received approximately $254 million of net proceeds, which were used to repay outstanding indebtedness under our revolving line of credit facility and bridge loan.

During the quarter ended June 30, 2008, we settled two forward-starting swaps with an aggregate notional amount of $900 million and recognized an ineffectiveness charge of $2.4 million, or $0.01 per diluted share of common stock, in interest and other income, net.

OTHER EVENTS

On June 30, 2008, HCP and Tenet Healthcare Corporation (“Tenet”) executed a definitive agreement relating to restructuring our hospital portfolio leased to Tenet and settling various disputes. The agreement provides for, among other things, the sale of our hospital in Tarzana, California, the non-renewal by Tenet of leases with respect to our hospitals in Irvine, California, and Los Gatos, California, and the extension of the terms of three other hospitals leased by us to Tenet. The restructure and settlement are expected to be effective by September 30, 2008 and are contingent on the closing of the sale by Tenet of the hospital in Tarzana, California, which closing is subject to customary conditions and regulatory approvals. On the effective date of the settlement, we expect to recognize income ranging from $41 million to $46 million, of which $23 million to $28 million is expected to be included in FFO.

On July 30, 2008, we received and recognized lease termination fees of $18 million from a tenant in connection with the early termination of three leases representing 149,000 square feet of our life science segment. On July 30, 2008, we recognized an impairment of $4 million related to intangible assets associated with these leases, which resulted in net FFO of $14 million.

DIVIDENDS

On July 31, 2008, we announced that our Board of Directors declared a quarterly common stock cash dividend of $0.455 per share. The dividend will be paid on August 21, 2008 to stockholders of record as of the close of business on August 11, 2008.

FUTURE OPERATIONS

For the full year 2008, we presently expect net income applicable to common shares to range between $2.01 and $2.29 per diluted common share, FFO applicable to common shares to range between $2.27 and $2.35 per diluted common share, and FFO applicable to common shares, before giving effect to merger-related charges and impairments, to range between $2.35 and $2.43 per diluted common share.  Our estimate for the full year 2008 net income applicable to common shares includes the net impact of the lease termination fees and related impairments of $0.06 per diluted common share and the impact of the Tenet restructuring and settlement ranging between $0.17 and $0.19 per diluted common share.  Our estimate for the full year 2008 FFO applicable to common shares, before giving effect to merger-related charges and impairments, includes the impact of lease termination fees of $0.07 per diluted common share and the impact of the Tenet restructuring and settlement ranging between $0.09 and $0.11 per diluted common share.

COMPANY INFORMATION

HCP has scheduled a conference call and webcast for Tuesday, August 5, 2008 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) in order to present the Company’s performance and operating results for the quarter ended June 30, 2008. The conference call is accessible by dialing (800) 329-9097 (U.S.) or (617) 614-4929 (International). The participant pass code is 62137358. The webcast is accessible via the Company’s website at www.hcpi.com. The link can be found on the “Event Calendar” page, which is under the “Investor Relations” tab. A webcast replay of the conference call will be available after 11:00 a.m. Pacific Time (2:00 p.m. Eastern Time) on August 5, 2008 through August 19, 2008 on the Company’s website. The Company’s supplemental information package for the current period will also be available on the Company’s website in the “Presentations” section of the “Investor Relations” tab.

ABOUT HCP

HCP, Inc., an S&P 500 company, is a Real Estate Investment Trust (REIT) that, together with its consolidated subsidiaries, invests primarily in real estate serving the healthcare industry in the United States. As of June 30, 2008, the Company’s portfolio of properties, excluding assets held for sale but including mortgage loans and properties owned by unconsolidated joint ventures, totaled 706 properties among the following segments: 267 senior housing, 107 life science, 256 medical office, 25 hospital and 51 skilled nursing. For more information, visit the Company’s website at www.hcpi.com.

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FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include among other things the Company’s estimates of: expected impact of the Tenet restructuring and settlement, net income applicable to common shares on a diluted basis, FFO applicable to common shares on a diluted basis, FFO applicable to common shares on a diluted basis before giving effect to merger-related charges and impairment, gain on sales of real estate, real estate depreciation and amortization, joint venture adjustments, merger-related charges and impairments for the full year of 2008.  These statements are made as of the date hereof and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include but are not limited to: the Company’s ability to access external sources of capital when desired and on reasonable terms; the Company’s ability to manage its indebtedness levels; the Company’s ability to maintain its credit ratings; the Company’s ability to achieve its expected benefits from acquisitions, including integrating and preserving the goodwill of those companies; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); continuing reimbursement uncertainty in the skilled nursing segment; competition in the senior housing segment specifically and in the healthcare industry in general; the Company’s ability to acquire, sell or lease facilities and the timing of acquisitions, sales and leasings; the Company’s ability to realize the benefits of its mezzanine investments; changes in the financial condition of the Company’s lessees and obligors; changes in healthcare laws and regulations and other changes in the healthcare industry which affect the operations of the Company’s lessees or obligors; changes in the Company’s management; litigation claims and developments; costs of compliance with building regulations; changes in tax laws and regulations; changes in rules governing financial reporting, including new accounting pronouncements; changes in economic conditions, including changes in interest rates and the availability and cost of capital, which affect opportunities for profitable investments; and other risks  described from time to time in the Company’s Securities and Exchange Commission filings.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

Contact:

HCP

Mark A. Wallace

Executive Vice President – Chief Financial Officer and Treasurer

(562) 733-5100

HCP, Inc.

Summary of Information

In thousands, except per share data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Revenues	$251,372	$206,846	$497,858	$414,913

Net income applicable to common shares	$227,012	$66,001	$272,141	$206,006

Basic earnings per common share	$0.97	$0.32	$1.20	$1.01

Diluted earnings per common share	$0.96	$0.32	$1.20	$1.00

Weighted average shares used to calculate diluted earnings per common share	236,467	207,024	227,065	206,470

Funds from operations applicable to common shares (1)	$119,687	$120,405	$241,720	$222,843

Diluted funds from operations applicable to common shares (1)	$122,083	$125,257	$248,883	$230,324

Basic funds from operations per common share (1)	$0.51	$0.59	$1.07	$1.09

Diluted funds from operations per common share (1)	$0.51	$0.58	$1.06	$1.07

Weighted average shares used to calculate diluted funds from operations per common share (1)	241,682	217,130	234,433	214,468

Impact of merger-related charges and impairments:
Merger-related charges (2)	$1,141	$1,677	$2,330	$8,979
Impairments	9,715	—	9,715	—
	$10,856	$1,677	$12,045	$8,979

Per common share impact of merger-related charges and impairments on diluted funds from operations	$0.04	$—	$0.05	$0.05

(1)

The Company believes that funds from operations applicable to common shares, diluted funds from operations applicable to common shares and basic and diluted funds from operations per common share are important supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. The term funds from operations (“FFO”) was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. The Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current National Association of Real Estate Investment Trusts’ (“NAREIT”) definition or that have a different interpretation of the current NAREIT definition from the Company. A reconciliation of net income applicable to common shares to FFO applicable to common shares is provided herein.

(2)

Merger-related charges in the periods ended June 30, 2008 include the amortization of fees associated with our acquisition financing for Slough Estates USA Inc. (“SEUSA”), as well as other SEUSA integration costs. Merger-related charges in the periods ended June 30, 2007 include the amortization and write-off of fees associated with our acquisition financing for CNL Retirement Properties, Inc. (“CRP”), severance and retention-related compensation, as well as other CRP integration costs.

HCP, Inc.

Consolidated Statements of Income

In thousands, except per share data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues:
Rental and related revenues	$215,616	$175,735	$424,210	$348,889
Tenant recoveries	20,170	11,676	41,621	25,360
Income from direct financing leases	14,129	15,215	29,103	30,205
Investment management fee income	1,457	4,220	2,924	10,459
Total revenues	251,372	206,846	497,858	414,913

Costs and expenses:
Depreciation and amortization	78,308	56,666	156,369	113,811
Operating	47,580	37,212	97,000	77,668
General and administrative	18,840	17,290	39,371	37,395
Impairments	9,715	—	9,715	—
Total costs and expenses	154,443	111,168	302,455	228,874

Other income (expense):
Gain on sale of real estate interest	—	10,141	—	10,141
Interest and other income, net	30,739	18,722	66,066	33,186
Interest expense	(85,509)	(72,973)	(181,835)	(150,756)
Total other income (expense)	(54,770)	(44,110)	(115,769)	(107,429)

Income before income taxes, equity income from unconsolidated joint ventures and minority interests’ share in earnings	42,159	51,568	79,634	78,610
Income taxes	(1,274)	395	(3,519)	152
Equity income from unconsolidated joint ventures	1,221	1,302	2,509	2,516
Minority interests’ share in earnings	(5,536)	(6,739)	(11,252)	(11,974)
Income from continuing operations	36,570	46,526	67,372	69,304

Discontinued operations:
Income before gain on sales of real estate, net of income taxes	5,469	22,687	14,941	41,152
Gain on sales of real estate	190,256	2,071	200,394	106,116
Total discontinued operations	195,725	24,758	215,335	147,268

Net income	232,295	71,284	282,707	216,572
Preferred stock dividends	(5,283)	(5,283)	(10,566)	(10,566)

Net income applicable to common shares	$227,012	$66,001	$272,141	$206,006

Basic earnings per common share:
Continuing operations	$0.13	$0.20	$0.25	$0.29
Discontinued operations	0.84	0.12	0.95	0.72
Net income applicable to common shares	$0.97	$0.32	$1.20	$1.01

Diluted earnings per common share:
Continuing operations	$0.13	$0.20	$0.25	$0.28
Discontinued operations	0.83	0.12	0.95	0.72
Net income applicable to common shares	$0.96	$0.32	$1.20	$1.00

Weighted average shares used to calculate earnings per common share:
Basic	235,117	205,755	225,945	204,882

Diluted	236,467	207,024	227,065	206,470

HCP, Inc.

Funds From Operations Information

In thousands, except per share data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Net income applicable to common shares	$227,012	$66,001	$272,141	$206,006
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	78,308	56,666	156,369	113,811
Discontinued operations	1,380	6,537	5,677	13,765
Gains on sales of real estate and real estate interest	(190,256)	(12,212)	(200,394)	(116,257)
Equity income from unconsolidated joint ventures	(1,221)	(1,302)	(2,509)	(2,516)
FFO from unconsolidated joint ventures	5,108	5,518	11,728	9,632
Minority interests’ share in earnings	5,536	6,739	11,252	11,974
Minority interests’ share in FFO	(6,180)	(7,542)	(12,544)	(13,572)
Funds from operations applicable to common shares (1)	$119,687	$120,405	$241,720	$222,843

Distributions on convertible units	$2,396	$4,852	$7,163	$7,481

Diluted funds from operations applicable to common shares (1)	$122,083	$125,257	$248,883	$230,324

Basic funds from operations per common share (1)	$0.51	$0.59	$1.07	$1.09

Diluted funds from operations per common share (1)	$0.51	$0.58	$1.06	$1.07

Weighted average shares used to calculate diluted funds from operations per common share	241,682	217,130	234,433	214,468

Impact of merger-related charges and impairments:
Merger-related charges (2)	$1,141	$1,677	$2,330	$8,979
Impairments	9,715	—	9,715	—
	$10,856	$1,677	$12,045	$8,979

Per common share impact of merger-related charges and impairments on diluted funds from operations	$0.04	$—	$0.05	$0.05

(1)

The Company believes that funds from operations applicable to common shares, diluted funds from operations applicable to common shares and basic and diluted funds from operations per common share are important supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. The term funds from operations was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. The Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that have a different interpretation of the current NAREIT definition from the Company.

(2)

Merger-related charges in the periods ended June 30, 2008 include the amortization of fees associated with our acquisition financing for Slough Estates USA Inc. (“SEUSA”), as well as other SEUSA integration costs. Merger-related charges in the periods ended June 30, 2007 include the amortization and write-off of fees associated with our acquisition financing for CNL Retirement Properties, Inc. (“CRP”), severance and retention-related compensation, as well as other CRP integration costs.

HCP, Inc.

Consolidated Balance Sheets

In thousands, except share and per share data

	June 30,	December 31,
	2008	2007
	(unaudited)
Assets
Real estate:
Buildings and improvements	$7,626,209	$7,526,015
Development costs and construction in progress	308,169	372,527
Land	1,560,756	1,571,427
Less accumulated depreciation and amortization	(725,751)	(623,234)
Net real estate	8,769,383	8,846,735

Net investment in direct financing leases	645,079	640,052
Loans receivable, net	1,072,811	1,065,485
Investments in and advances to unconsolidated joint ventures	278,479	248,894
Accounts receivable, net of allowance of $17,316 and $23,109, respectively	31,920	44,892
Cash and cash equivalents	216,789	96,269
Restricted cash	32,387	36,427
Intangible assets, net	582,088	623,271
Real estate held for sale, net	90,668	403,614
Other assets, net	504,126	516,133

Total assets	$12,223,730	$12,521,772

Liabilities and Stockholders’ Equity
Bank line of credit	$—	$951,700
Bridge loan	1,150,000	1,350,000
Senior unsecured notes	3,821,786	3,819,950
Mortgage debt	1,516,380	1,278,280
Mortgage debt on assets held for sale	—	2,481
Other debt	105,264	108,496
Intangible liabilities, net	260,435	278,553
Accounts payable and accrued liabilities	223,389	233,342
Deferred revenue	65,786	55,990
Total liabilities	7,143,040	8,078,792

Minority interests:
Joint venture partners	31,557	33,436
Non-managing member unitholders	241,479	305,835
Total minority interests	273,036	339,271

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $1.00 par value: 50,000,000 shares authorized; 11,820,000 shares issued and outstanding, liquidation preference of $25.00 per share	285,173	285,173
Common stock, $1.00 par value: 750,000,000 shares authorized 236,512,480 and 216,818,780 shares issued and outstanding, respectively	236,512	216,819
Additional paid-in capital	4,349,399	3,724,739
Cumulative dividends in excess of earnings	(55,232)	(120,920)
Accumulated other comprehensive loss	(8,198)	(2,102)

Total stockholders’ equity	4,807,654	4,103,709

Total liabilities and stockholders’ equity	$12,223,730	$12,521,772

HCP, Inc.

Projected Funds From Operations (1)

(Unaudited)

PROJECTED FUTURE OPERATIONS (Full Year 2008):

	2008
	Low	High

Diluted earnings per common share	$2.01	$2.29
Gain on sales of real estate and real estate interest	(1.09)	(1.29)
Real estate depreciation and amortization	1.28	1.28
Joint venture adjustments	0.07	0.07
Diluted funds from operations per common share (2)	2.27	2.35
Merger-related charges (3)	0.02	0.02
Impairments	0.06	0.06
Diluted funds from operations per common share before merger-related charges and impairments	$2.35	$2.43

(1)

Except as otherwise noted above, the foregoing projections reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development activities, property dispositions and the earnings impact of the events referenced in this release. These estimates include the expected impact resulting from lease termination fees and related impairments and the Tenet restructuring and settlement, as discussed herein. Expect as otherwise noted, these estimates do not reflect the potential impact of future property acquisitions, impairments, realized gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, offerings of debt or equity securities or existing and future litigation matters.  By definition, FFO does not include real estate-related depreciation and amortization or gains and losses associated with real estate disposition activities, but does include impairments. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above. The aforementioned ranges represent management’s best estimate of results based upon the underlying assumptions as of the date of this press release.

(2)

The Company believes that diluted funds from operations per common share is an important supplemental measure of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. The term FFO was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. The Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that have a different interpretation of the current NAREIT definition from the Company.

(3)	Merger-related charges primarily include amortization of fees associated with the Company’s bridge loan and integration costs.